UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2010

Array BioPharma Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-31979	84-1460811
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3200 Walnut Street, Boulder, Colorado		80301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 381-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Array BioPharma Inc. ("Array") entered into the Sixth Amendment to Loan and Security Agreement dated on March 31, 2010 (the "Amendment") with Comerica Bank (the "Bank") pursuant to which certain provisions of the Loan and Security Agreement dated as of June 28, 2005 (as subsequently amended, the "Loan Agreement") by and between Array and the Bank were amended. Under the terms of the Amendment, the amounts funded for the equipment advances and the term loan were combined into one loan (the "Refinance Term Loan"), the maturity date for Refinance Term Loan was extended an additional three years to October 26, 2013, and the interest rate under the Loan Agreement was decreased by 2.75% to the Bank’s Prime rate, which will never be below the Bank’s LIBOR rate. This summary is qualified in its entirety by the full Amendment, a copy of which is filed as Exhibit 1.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Attached as exhibits to this form are the documents listed below:

Exh. 10.1. - Sixth Amendment to the Loan and Security Agreement dated March 31, 2010 by and between the registrant and Comerica Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array BioPharma Inc.

April 6, 2010	By:	/s/ R. Michael Carruthers

Name: R. Michael Carruthers
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Loan and Security Agreement dated March 31, 2010 by and between the registrant and Comerica Bank